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                                                                   Exhibit 23(e)

                         Independent Auditors' Consent

The Board of Directors
Pinnacle Financial Services, Inc.:


We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.

                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
February 23, 1998